UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2017, Corporate Capital Trust, Inc. (the “Company” or “we”) issued $105 million aggregate principal amount of 5.00% senior unsecured notes due 2022 (the “Notes”) under that certain indenture, dated as of June 28, 2017 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The Notes were issued as additional notes under the same indenture as the Company’s 5.00% senior unsecured notes due 2022 that were originally issued on June 28, 2017, and, as such, will form a single series with, have the same terms as, and trade interchangeably with, such previously issued notes. GreensLedge Capital Markets LLC served as lead placement agent for the offering of the Notes. The net proceeds to the Company of the issuance and sale of the Notes were approximately $103.3 million, after deducting expenses of approximately $1.7 million payable by the Company. The Company expects to use the net proceeds for general corporate purposes, which may include the payment of outstanding indebtedness.

The Notes were offered only to qualified institutional buyers in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the description of the Notes in, and to the full text of the Indenture that was filed as Exhibit 4.1 to, the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2017. The full text of the Indenture is incorporated herein by reference.

Item 8.01

Other Events.

On September 1, 2017, the Company issued a press release announcing the issuance of the Notes. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated June 28, 2017, by and between The Bank of New York Mellon Trust Company, N.A. and the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 6, 2017.)

99.1	Press Release of Corporate Capital Trust, Inc., dated September 1, 2017

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposals set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on May 25, 2017 (the “transactions”).

In connection with the transactions, the Company has filed, and intends to file, relevant materials with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and will be set forth in the other materials to be filed with SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017		CORPORATE CAPITAL TRUST, INC. a Maryland Corporation

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer